Exhibit 6.3

SECOND AMENDMENT TO THE MASTER SERVICES AGREEMENT

Effective June 29, 2018

This is the second amendment (“Second Amendment”) to the Master Services Agreement by and between WealthForge Securities, LLC, a Virginia limited liability company (“WealthForge”) and Hylete, Inc. (“Client”). All capitalized terms not otherwise defined have the meanings ascribed them in the Agreement.

R1. The parties entered into an Agreement which included a Reg A Order Form and the Master Services Agreement effective March 1, 2018.

R2. Effective May 16, 2018 the parties amended that Agreement to clarify certain payment terms.

R3. Company is currently providing Live Offering Services for a Reg A Offering called the “Hylete, Inc. – Class A Bonds.”

R4. The parties desire to amend the Agreement to extend the term of the Agreement and allow a second Reg A offering with different payment terms under the Reg A Order Form.

The parties therefore agree as follows:

1.	The Initial Reg A Services Term on the Reg A Order Form is extended through December 31, 2018.

2.	The “Number of Concurrent Live Offerings” on the Reg A Order Form is amended to “2”.

3.	For the second Reg A Offering, the Base Transaction Fee will be $25 for a U.S. individual investor and $35 for an entity investor or international individual investor.

4.	Client shall pay an Engagement Fee of $15,000.00 for the second Reg A Offering in accordance with the amended Section 6(d)(i) upon the later of (x) SEC qualification of the Reg A Offering; or (y) execution by both parties of a Deal Sheet. In no case will the Engagement Fee be paid prior to the qualification of the Reg A Offering in violation of FINRA Rule 5110(f)(2)(C).

5.	Other than as amended here, all other terms and conditions of the Master Services Agreement, including the Reg A Order Form and Addendum and the First Amendment, continue unchanged and in full force and effect.

The parties execute this Amendment effective the date specified above.

WEALTHFORGE SECURITIES, LLC	HYLETE, INC.

By: /s/ Bill Robbins	/s/ Ron Wilson
Name: Bill Robbins	Ron Wilson
Title: CEO	CEO

Securities offered through WealthForge Securities, LLC. Member FINRA/SIPC.